Exhibit 99.1

                          Abraxas Petroleum Corporation
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                 P.O. Box 701007, San Antonio, Texas 78270-1007 Office:
                210.490.4788 Exec/Acctg Fax: 210.490.8816

                                  NEWS RELEASE

                      Abraxas Announces Officer Resignation

SAN ANTONIO (Oct. 17, 2005) - Abraxas Petroleum Corporation (AMEX:ABP) announced today that Robert W. Carington, Jr. has resigned from his position as Executive Vice President, effective immediately, to pursue other opportunities.

Commenting on the resignation, Abraxas' President and Chief Executive Officer, Bob Watson said, "I want to acknowledge Robert's contributions to Abraxas during his seven-year tenure which included a number of complex restructurings and financings. On behalf of the entire Abraxas family, we wish him well in his future endeavors."

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com